As filed with the Securities and Exchange Commission on August 13, 2012
Registration No. 333 - ________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

DREW INDUSTRIES INCORPORATED
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3250533 (I.R.S. Employer Identification No.)
200 Mamaroneck Avenue
White Plains, New York 10601
(914) 428-9098
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fredric M. Zinn
President and Chief Executive Officer
Drew Industries Incorporated
200 Mamaroneck Avenue
White Plains, New York 10601
(914) 428-9098

(name and address, including zip code and telephone number,
including area code of agent for service)

With a copy to:

Brian Brodrick, Esq. Phillips Nizer LLP 666 Fifth Avenue New York, New York 10103 (212) 977-9700	Harvey F. Milman, Esq. Vice President-Chief Legal Officer Drew Industries Incorporated 200 Mamaroneck Avenue White Plains, New York 10601 (914) 428-9098

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.01 par value per share	900,000	$28.97	$26,073,000.00	$2,988.00
(1)
Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purpose of calculating the amount of the registration fee. The registration fee is based upon the average of the high and low prices of the shares of the registrant’s common stock as reported on the New York Stock Exchange on August 8, 2012, as prescribed by Rule 457(c).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION – DATED AUGUST 13, 2012

PROSPECTUS

900,000 SHARES
DREW INDUSTRIES INCORPORATED
COMMON STOCK

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, the selling stockholder may sell or otherwise dispose of from time to time up to an aggregate of 900,000 shares of common stock of Drew Industries Incorporated, a Delaware corporation.

The selling stockholder may sell or otherwise dispose of all or any portion of the shares of common stock described in this prospectus in a number of different ways at varying prices. See “Plan of Distribution.” The selling stockholder will determine the prices at which he sells his shares.  Drew will not receive any of the proceeds from the sale of the shares by the selling stockholder.  The selling stockholder will pay, or reimburse Drew for, all registration expenses, and will pay all selling expenses, including all underwriting discounts and selling commissions.

The common stock is listed on the New York Stock Exchange under the symbol “DW.”  On August 10, 2012, the last reported sale price of the common stock on the New York Stock Exchange was $29.18 per share.

THIS INVESTMENT INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5.

The shares of common stock may be offered by the selling stockholder in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The selling stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used by the selling stockholder, any commissions paid to broker-dealers and, if broker-dealers purchase any shares as principals, any profits received by such broker-dealers on the resale of shares of common stock may be deemed to be underwriting discounts or commissions under the Securities Act.  In addition, any profits realized by the selling stockholder may be deemed to be underwriting commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August __, 2012.

We have not, and the selling stockholder has not, authorized any person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus and any applicable prospectus supplement or in any of the documents that are incorporated by reference herein or therein. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any applicable prospectus supplement, as well as the information contained in any document incorporated by reference herein or therein, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus, unless the context requires otherwise:  “we,” “us,” “our”, the “Company” and “Drew” means Drew Industries Incorporated and its consolidated subsidiaries.

SPECIAL NOTE REGARDING
FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, acquisitions, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in this prospectus that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this prospectus are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth or incorporated by reference in this prospectus, and in our subsequent filings with the SEC.

There are a number of factors, many of which are beyond our control, which could cause actual results and events to differ materially from those described in the forward-looking statements.  These factors include, in addition to the other matters described in or incorporated by reference in this prospectus:

•	pricing pressures due to domestic and foreign competition;

•	costs and availability of raw materials, (particularly steel, steel-based components, and aluminum) and other components;

•	availability of credit for financing the retail and wholesale purchase of products for which we sell our components;

•	availability and costs of labor;

•	inventory levels of retail dealers and manufacturers;

•	levels of repossessed manufactured homes and RVs;

•	changes in zoning regulations for manufactured homes;

•	sales declines in the industries to which we sell our products;

•	the financial condition of our customers;

•	the financial condition of retail dealers of products for which we sell our components;

•	retention and concentration of significant customers;

•	the successful integration of acquisitions;

•	interest rates;

•	oil and gasoline prices;

•	the outcome of litigation; and

•	the effect of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components.

Words such as “estimate,” “project,” “plan,” “intend,” “expect,” “believe,” “anticipate” and similar expressions are intended to identify forward-looking statements. You will find these forward-looking statements at various places throughout this prospectus and the documents incorporated by reference, including any amendments. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the SEC using a "shelf” registration process. Under this shelf registration process the selling stockholder may offer and sell or otherwise dispose of, from time to time, up to 900,000 shares of our common stock, in one or more offerings and at prices and on terms that he determines at the time of the offering. This prospectus provides you with a general description of the common stock that the selling stockholder may offer in the future. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Incorporation by Reference” and "Where You Can Find More Information" before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

THE COMPANY

General

We were incorporated under the laws of Delaware on March 20, 1984, and we are the successor to Drew National Corporation, which was incorporated under the laws of Delaware in 1962.  Our Company's principal executive and administrative offices are located at 200 Mamaroneck Avenue, White Plains, New York  10601;  telephone number (914) 428-9098.  Our common stock is traded on the New York Stock Exchange (symbol: DW).  Our website is www.drewindustries.com.  The information contained on our website is not incorporated by reference in the prospectus.

Business

We have two reportable operating segments: the recreational vehicle (“RV”) products segment (the “RV Segment”), and the manufactured housing products segment (the “MH Segment”).  The RV Segment accounted for 84 percent of consolidated net sales for 2011, and the MH Segment accounted for 16 percent of consolidated net sales for 2011.  Approximately 90 percent of the RV Segment net sales in 2011 were of products to manufacturers of travel trailer and fifth-wheel RVs.  The balance represents sales of components for motorhomes, truck caps and buses, as well as for trailers used to haul boats, livestock, equipment and other cargo, and for the aftermarket.  Drew’s operations are conducted through its wholly-owned subsidiaries, Lippert Components, Inc. and its subsidiaries (collectively, “Lippert”) and Kinro, Inc. and its subsidiaries (collectively, “Kinro”), each of which has operations in both the RV Segment and the MH Segment.

Over the last fifteen years, we have acquired a number of manufacturers of components for RVs, manufactured homes, specialty trailers and adjacent markets, expanded our geographic market and product lines, consolidated manufacturing facilities, and integrated manufacturing, distribution and administrative functions.  At December 31, 2011, we operated 31 manufacturing facilities in 11 states, and achieved consolidated net sales of $681 million for the year.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the risks and uncertainties described in our periodic reports filed with the SEC, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as such has been (and may be further) revised or supplemented prior to the completion of this offering by more recently filed quarterly reports on Form 10-Q, each of which is or upon filing will be incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, as well as other information in this prospectus and the documents incorporated by reference herein before purchasing any of our securities.  The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us.  Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business.  If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way.  This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from the sale of the shares of common stock offered by this prospectus.  Drew will not receive any of the proceeds from the sale of the shares by the selling stockholder.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock is 30,000,000 shares of common stock, $0.01 par value.  At July 31, 2012, 22,309,243 shares of common stock were outstanding.  In addition to the summary of our common stock that follows, we encourage you to review our Restated Certificate of Incorporation, as amended, and Bylaws, which we have filed with the SEC.

Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are generally entitled to vote.  The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholders action, unless a greater vote is required by law.  Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

Holders of our common stock have no preemptive rights.  Subject to applicable laws, holders of  our common stock are entitled to such dividends as may be declared by our board of directors.  The common stock is not entitled to any sinking fund, redemption or conversion provisions.  Upon our dissolution, liquidation or winding up, the holders of our common stock are entitled to share ratably in our net assets remaining after the payment of all creditors.  The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

SELLING STOCKHOLDER

The following table sets forth the selling stockholder’s name, number of shares beneficially owned (including options) and percent of outstanding shares as of August 10, 2012.

	Beneficial Ownership Prior to Offering			Estimated Beneficial Ownership After Offering
Name of Selling Stockholder	Number of Shares(1)	Percent of Outstanding Shares	Number of Shares Offered(1)	Number of Shares	Percent of Outstanding Shares

Edward W. Rose, III (2)	1,683,694	7.3%	900,000	783,694	3.4%

(1)  In addition, this prospectus will also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, merger, consolidation, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of common stock.  See “Description of Common Stock.”

(2)  Mr. Rose is a member of our Board of Directors.  He served as the Chairman of the Board of Directors from March 1984 until December 31, 2008 and Lead Director from January 2009 until November 2011.  Mr. Rose has sole voting and  dispositive power with respect to the shares owned by him.  Excludes 200,000 shares of common stock held in trusts for the benefit of  Mr. Rose's wife.  Mr. Rose's wife has sole voting and investment power with respect to an additional 27,840 shares owned by her of record, which are also excluded.  Mr. Rose disclaims any beneficial interest in such shares.  In December 2006 and 2007, Mr. Rose was granted options to purchase respectively, 7,500 shares at $24.89 and $26.59 per share; and in December 2008, November 2009 and November 2010, Mr. Rose was granted options to purchase 12,500 shares at $12.72 per share, 7,500 shares at $19.49 per share, and 11,500 shares at $19.67 per share, respectively.  Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.  Includes restricted stock representing 5,180 shares granted to Mr. Rose in November 2011 in lieu of stock options.  Excludes deferred stock units representing 1,622 shares of common stock.

We prepared this table based on the information supplied to us by the selling stockholder, and we have not sought to verify such information.  Because the selling stockholder may offer all or some of his shares of common stock from time to time, we can only estimate the number of shares of common stock that will be held by the selling stockholder upon the termination of any particular offering by the selling stockholder by assuming that all the shares offered under this prospectus are sold. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

The selling stockholder intends to distribute the shares of common stock from time to time only as follows (if at all), subject in each case to complying with Drew’s stock ownership and trading policies:

•	to or through underwriters, brokers or dealers;

•	directly in privately negotiated transactions to one or more other purchasers;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any such methods of sale.

If the selling stockholder sells the shares of common stock through underwriters, dealers, brokers or agents, such underwriters, dealers, brokers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock.

The shares of common stock may be sold from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transactions, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options; or

•	through other types of transactions.

In connection with sales of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or others, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholder may loan or pledge common stock to broker-dealers or others that in turn may sell such securities. The selling stockholder may pledge or grant a security interest in some or all of the common stock owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.  The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.

The selling stockholder also may transfer and donate shares of common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling stockholder for purposes of the prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144, Rule 144A or any other available exemption from registration under the Securities Act may be sold under Rule 144, Rule 144A or such other available exemption.

At the time a particular offering of shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, if any, and any discounts, commissions or concessions allowed or reallowed to be paid to brokers or dealers.

The selling stockholder and any underwriters, dealers, brokers or agents who participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such underwriters, dealers, brokers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Without limiting the generality of the foregoing, the selling stockholder has advised us that he has entered into an arrangement with Jones Trading Institutional Services, LLC (“Jones”), a FINRA registered broker-dealer, to place the shares, on a best efforts basis, in one or more block transactions or otherwise in which Jones would receive its usual and customary commission of five cents per share.  Jones may be deemed to be an “underwriter” in connection with such transactions and the commissions that it receives may be deemed to be underwriting discounts and commissions under the Securities Act.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the selling stockholder and any other such person.  Furthermore, Regulation M under the Exchange Act may restrict the ability of any person engaged in a distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock being distributed. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholder will pay all expenses of this shelf registration statement, including any broker’s commission, agency fee or underwriter’s discount or commission.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon by Phillips Nizer LLP, New York, New York.  As of the date hereof, Harvey F. Milman, who is of counsel to Phillips Nizer LLP and has been our general counsel and assistant secretary since 1969 and our Vice President-Chief Legal Officer since March 2005, beneficially owns 24,400 shares of Drew common stock, including options to purchase 16,600 shares of common stock, which are currently exercisable.

EXPERTS

The consolidated financial statements of Drew Industries Incorporated  and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Drew files annual, quarterly and current reports, proxy statements and other information with the SEC. Drew’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document Drew files at the SEC’s public reference facility in Washington, D.C. at the following address:

•	100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities.

Reports, proxy statements and other information concerning us can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY  10005.

INCORPORATION BY REFERENCE

We have elected to incorporate by reference into this prospectus the following documents (including the documents incorporated by reference therein) filed by Drew (SEC File No. 001-13646) with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 14, 2012; and

•	Definitive Proxy Statement for Drew’s 2012 annual meeting of stockholders, filed with the SEC on April 12, 2012; and

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012 and June 30, 2012 filed with the SEC on May 9, 2012 and August 9, 2012, respectively; and

•
Current Reports on Form 8-K, filed with the SEC on January 30, 2012, February 9, 2012, February 13, 2012 (two Form 8-K’s), February 14, 2012, February 23, 2012, March 5, 2012, April 10, 2012, April 19, 2012, May 4, 2012, May 11, 2012, May 14, 2012, May 29, 2012, July 19, 2012 and August 6, 2012, respectively; and

•
The description of the common stock contained in the registrant’s Registration Statement on Form 8-A filed with the SEC on December 3, 2003 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

Any statement made in a document incorporated by reference or deemed incorporated herein by reference is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

You may request a copy of these filings, in most cases without exhibits, at no cost by writing or telephoning us at the following address:

Joseph S. Giordano III, Treasurer
Drew Industries Incorporated
200 Mamaroneck Avenue
White Plains, New York 10601
(914) 428-9098

PROSPECTUS

You may rely on the information contained in this prospectus.  Neither Drew nor the selling stockholder have authorized anyone to provide information different from that contained in this prospectus.  Neither the delivery of this prospectus nor sale of shares means that information contained in this prospectus is correct after the date of this prospectus.  This prospectus is not an offer to sell or a solicitation of an offer to buy these shares in any circumstances under which the offer or solicitation is unlawful.

August __, 2012

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable in connection with the registration of the offering of the shares. All amounts shown are estimates except for the SEC registration fee. The selling stockholder will pay all costs and expenses of registration and selling the shares, including all underwriting discounts and selling commissions, all fees and disbursements of its counsel and registrant’s counsel, and all “road show” and other marketing expenses incurred by the registrant or any underwriters which are not otherwise paid by such underwriters.

SEC Registration Fee	$2,988
Accounting Fees and Expenses	12,500
Legal Fees and Expenses	10,000
Miscellaneous Expenses	10,000
Total	$35,488

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law empowers a domestic corporation to indemnify any of its officers, directors, employees or agents against expenses, including reasonable attorney’s fees, judgments, fines and amounts paid in settlement which were actually and reasonably incurred by such person in connection with any action, suit or similar proceeding brought against them because of their status as officers, directors, employees or agents of the registrant if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe the subject conduct was unlawful.  If the claim was brought against any such person by or in the right of the registrant, the registrant may indemnify such person for such expenses if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the registrant, except no indemnity shall be paid if such person shall be adjudged to be liable for negligence or misconduct unless a court of competent jurisdiction, upon application, nevertheless permits such indemnity (to all or part of such expenses) in view of all the circumstances.

The registrant’s Restated Certificate of Incorporation provides that the registrant may indemnify its officers, directors, employees or agents to the full extent permitted by Section 145 of the Delaware General Corporation Law.  In addition, the Restated Certificate of Incorporation provides that no director of the registrant shall be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

The registrant has entered into Indemnification Agreements with each of its directors and executive officers (and the executive officers of its subsidiaries, Kinro, Inc. and Lippert Components, Inc.).  In doing so, the registrant incorporated into contract its existing obligations for indemnification and advancement of indemnifiable expenses which currently are included in the registrant’s Restated Certificate of Incorporation and Amended By-laws, and as provided by Section 145 of the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

EXHIBIT NO.	DESCRIPTION

5.1	Opinion of Phillips Nizer LLP

23.1	Consent of KPMG LLP

23.2	Consent of Phillips Nizer LLP (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

ITEM 17.  UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on August 13, 2012.

DREW INDUSTRIES INCORPORATED

By:	/s/ Frederic M. Zinn
Fredric M. Zinn, President and
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Fredric M. Zinn and Joseph S. Giordano III and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all other documents in connection, therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Leigh J. Abrams	Chairman of the Board	August 13, 2012
Leigh J. Abrams

/s/ Fredric M. Zinn	Director, President and Chief	August 13, 2012
Fredric M. Zinn	Executive Officer (Principal Executive Officer)

/s/ Joseph S. Giordano III	Chief Financial Officer and Treasurer	August 13, 2012
Joseph S. Giordano III	(Principal Financial and Accounting Officer)

/s/ James F. Gero	Lead Director	August 13, 2012
James F. Gero

/s/ Edward W. Rose, III	Director	August 13, 2012
Edward W. Rose, III

/s/ Frederick B. Hegi, Jr.	Director	August 13, 2012
Frederick B. Hegi, Jr.

/s/ David A. Reed	Director	August 13, 2012
David A. Reed

/s/ John B. Lowe, Jr.	Director	August 13, 2012
John B. Lowe, Jr.

/s/ Jason D. Lippert	Director	August 13, 2012
Jason D. Lippert

/s/ Brendan J. Deely	Director	August 13, 2012
Brendan J. Deely

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

5.1	Opinion of Phillips Nizer LLP

23.1	Consent of KPMG LLP

23.2	Consent of Phillips Nizer LLP (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included in signature page).